EXHIBIT (99.1)

News	Contact Ted Lowen (Media) 732-205-6360

Gavin Bell (Investor Relations) 732-205-6313 Ref. #

Engelhard Corporation 101 Wood Avenue P.O. Box 770 Iselin, NJ 08830-0770

For immediate release

ENGELHARD REPORTS THIRD-QUARTER RESULTS

ISELIN, NJ, October 24, 2005 - Engelhard Corporation (NYSE: EC) today reported net earnings from continuing operations for the third quarter ended September 30 of $59 million, or 48 cents per share. The Company reported earnings from continuing operations of 48 cents per share for the same period in 2004.

Third-quarter revenues were $1.2 billion versus $1.0 billion the prior-year period.

“The company’s earnings results were in line with expectations in the quarter,” said Barry W. Perry, chairman and chief executive officer. “A balanced performance across our enterprise delivered strong revenue growth, enabling us to overcome weakness in certain served markets and the overall impact of a severe hurricane season. For the full year, we expect to deliver solid top-line growth and higher earnings per share versus the prior year.”

Third-Quarter Operating Results

Revenues from Environmental Technologies rose 19% to $255 million. Operating earnings of $33 million were down 2% versus the prior year. Third-quarter earnings performance resulted from growth in emission-control technologies for certain mobile-source markets and improved productivity, offset by unfavorable volume and mix in light-duty vehicles.

Revenues from Process Technologies increased 13% to $167 million. Operating earnings grew 12% to $23 million, driven primarily by strong demand for technologies for petroleum refining and improved results from chemical-process markets.

Revenues from Appearance and Performance Technologies increased 9% to $188 million. Operating earnings of $17 million were down 12% versus the prior year as the positive impact of recent acquisitions in cosmetics and personal care was offset by the continuing negative impact of higher natural gas prices.

Revenues from Materials Services were $578 million, compared with $447 million in last year’s third quarter. Operating earnings of $6 million were down $1 million versus a year ago.

Earnings from equity investments were $9 million in the third quarter as the company’s Asian joint ventures continued to deliver solid performance.

Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-looking statements: This document contains forward-looking statements in management’s comments. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to page 30 of Engelhard’s 2004 Form 10-K, dated March 11, 2005.

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Thousands, except per-share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net sales	$1,208,258	$995,451	$3,325,181	$3,125,849
Cost of sales	1,033,676	825,800	2,796,445	2,627,067
Gross profit	174,582	169,651	528,736	498,782
Selling, administrative and other expenses	103,865	94,846	307,737	285,204
Operating earnings	70,717	74,805	220,999	213,578
Equity in earnings of affiliates	8,695	6,087	24,237	19,390
Gain/(loss) on investments	(12)	-	168	-
Interest expense, net	(7,419)	(3,953)	(18,746)	(13,421)
Earnings before income taxes	71,981	76,939	226,658	219,547
Income tax expense	13,430	17,123	45,394	40,700
Income from continuing operations	58,551	59,816	181,264	178,847
Loss from discontinued operations, net of taxes	(42)	(761)	(6,905)	(1,455)
Net earnings	$58,509	$59,055	$174,359	$177,392

Earnings per share from continuing operations:
Basic	$0.49	$0.49	$1.50	$1.45
Diluted	$0.48	$0.48	$1.48	$1.42

Earnings per share from discontinued operations:
Basic	$(0.00)	$(0.01)	$(0.06)	$(0.01)
Diluted	$(0.00)	$(0.01)	$(0.06)	$(0.01)

Earnings per share:
Basic	$0.49	$0.48	$1.45	$1.44
Diluted	$0.48	$0.47	$1.42	$1.41

Cash dividends paid per share	$0.12	$0.11	$0.36	$0.33
Average number of shares outstanding - basic	119,608	122,951	120,493	123,584
Average number of shares outstanding - diluted	121,554	125,150	122,547	125,829
Actual number of shares outstanding at end of period	119,884	122,470	119,884	122,470

Had compensation cost for Engelhard’s stock option plans been determined based on the fair value at grant date consistent with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” (assuming SFAS No. 123 was adopted on its effective date of October 1995), Engelhard would have reported net earnings and diluted earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
Pro forma information (in thousands, except per-share data)	2005	2004	2005	2004
Net earnings - as reported	$58,509	$59,055	$174,359	$177,392
Net earnings - pro forma	57,696	58,244	170,473	172,959
Diluted earnings per share - as reported	0.48	0.47	1.42	1.41
Diluted earnings per share - pro forma	0.47	0.47	1.39	1.37

ENGELHARD CORPORATION
BUSINESS SEGMENT INFORMATION
(Thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	Change	2005	2004	Change
Net Sales
Environmental Technologies	$254,701	$213,432	19%	$738,416	$667,901	11%
Process Technologies	167,012	147,776	13%	487,554	439,209	11%
Appearance and Performance Technologies	188,223	172,187	9%	548,692	523,719	5%
Technology segments	609,936	533,395	14%	1,774,662	1,630,829	9%
Materials Services	578,436	446,606	30%	1,501,528	1,453,627	3%
All Other	19,886	15,450	29%	48,991	41,393	18%
Total net sales	$1,208,258	$995,451	21%	$3,325,181	$3,125,849	6%

Operating Earnings
Environmental Technologies	$33,345	$33,976	-2%	$108,327	$104,256	4%
Process Technologies	23,270	20,723	12%	65,633	60,085	9%
Appearance and Performance Technologies	16,952	19,264	-12%	55,499	58,121	-5%
Technology segments	73,567	73,963	-1%	229,459	222,462	3%
Materials Services	5,800	6,657	-13%	16,706	13,361	25%
All Other	(8,650)	(5,815)	49%	(25,166)	(22,245)	13%
Total operating earnings	70,717	74,805	-5%	220,999	213,578	3%
Equity in earnings of affiliates	8,695	6,087	43%	24,237	19,390	25%
Gain/(loss) on investments	(12)	-	0%	168	-	0%
Interest expense, net	(7,419)	(3,953)	88%	(18,746)	(13,421)	40%
Earnings before income taxes	71,981	76,939	-6%	226,658	219,547	3%
Income tax expense	13,430	17,123	-22%	45,394	40,700	12%
Income from continuing operations	58,551	59,816	-2%	181,264	178,847	1%
Loss from discontinued operations, net of taxes	(42)	(761)	-94%	(6,905)	(1,455)	375%
Net earnings	$58,509	$59,055	-1%	$174,359	$177,392	-2%

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Thousands)
(Unaudited)

	September 30, 2005	December 31, 2004
Cash	$29,538	$126,229
Receivables, net	500,218	406,962
Committed metal positions	687,037	457,498
Inventories	530,437	458,020
Other current assets	134,342	135,468
Total current assets	1,881,572	1,584,177
Investments	197,862	179,160
Property, plant and equipment, net	913,018	902,751
Goodwill	418,596	330,798
Other intangible and noncurrent assets	212,845	181,706
Total assets	$3,623,893	$3,178,592
Short-term borrowings	$207,588	$12,025
Accounts payable	398,156	375,343
Hedged metal obligations	543,101	292,880
Other current liabilities	285,010	248,411
Total current liabilities	1,433,855	928,659
Long-term debt	437,596	513,680
Other noncurrent liabilities	306,503	321,940
Shareholders’ equity	1,445,939	1,414,313
Total liabilities and shareholders’ equity	$3,623,893	$3,178,592

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Thousands)
(Unaudited)

	Nine Months Ended Septemer 30,
	2005	2004
Cash flows from operating activities
Net earnings from continuing activities	$181,264	$178,847
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and depletion	93,538	92,785
Amortization of intangible assets	3,440	2,767
Equity results, net of dividends	(13,369)	(4,608)
Net change in assets and liabilities:
Materials Services related	(29,938)	(47,961)
All other	(98,058)	(51,948)
Net cash provided by operating activities	136,877	169,882

Cash flows from investing activities
Capital expenditures	(85,334)	(76,335)
Proceeds from investments	-	1,988
Acquisitions and other investments	(159,303)	(66,240)
Net cash used in investing activities	(244,637)	(140,587)

Cash flows from financing activities
Increase (decrease) in short-term borrowings	74,732	(54,326)
Proceeds from long-term debt	49,469	108,972
Purchase of treasury stock	(91,366)	(107,586)
Cash from exercise of stock options	7,009	22,433
Dividends paid	(43,444)	(40,819)
Net cash used in financing activities	(3,600)	(71,326)

Effect of exchange rate changes on cash	14,669	(2,498)
Net decrease in cash	(96,691)	(44,529)
Cash at beginning of year	126,229	87,889
Cash at end of period	$29,538	$43,360